Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 9, 2020, in the Post-Effective Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of Sio Gene Therapies Inc.

/s/ Ernst & Young LLP

Iselin, New Jersey
November 13, 2020